Exhibit 5.1

10 June 2021

Matter No.: M#833420

Doc No.  FW/aw/##107040248v1

(852) 2842 9521

Flora.Wong@conyers.com

Kuke Music Holding Limited

Cricket Square, Hutchins Drive

P.O. Box 2681, Grand Cayman

KY1-1111, Cayman Islands

Dear Sirs,

Re: Kuke Music Holding Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form S-8, including all amendments or supplements thereto (the “Registration Statement” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), relating to the Company’s class A ordinary shares of par value US$0.001 per share (the “Class A Ordinary Shares”) issuable upon exercise of options and conversion of restricted share units and pursuant to other awards granted under the Company’s 2020 share incentive plan (the “Plan”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	a copy of the Registration Statement;
1.2.	a copy of the Plan;
1.3.	a copy of the second amended and restated memorandum and articles of association of the Company which became effective on 14 January 2021;

1.4.	copies of the written resolutions of its directors dated 30 October 2020 and 20 May 2021 approving adoption of the Plan and filing of the Registration Statement (the "Resolutions");
1.5.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 8 June 2021 (the “Certificate Date”);
1.6.	a copy of a certificate issued by a director of the Company dated 20 May 2021; and
1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.

that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;
2.4.

that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that any conditions to which the Resolutions are subject will have been satisfied and/or waived;
2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;
2.7.	that upon issue of any Class A Ordinary Shares by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and
2.8.

the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and/or declared effective by the Commission.

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3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.

The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.  Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

4.2.

The Company has taken all corporate action required to authorise the issue and allotment of the Class A Ordinary Shares pursuant to the Plan and when allotted, issued and paid for as contemplated in the Registration Statement, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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